Exhibit 10.1

FIRST AMENDMENT TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT

First Amendment dated as of February 24, 2011 (this "Amendment") to the Second Amended and Restated Credit Agreement (the "Credit Agreement") dated as of November 25, 2008 among Kinro, Inc., an Ohio corporation ("Kinro"), and Lippert Components, Inc., a Delaware corporation ("Lippert") (Lippert and Kinro, collectively, the "Borrowers"), the Lenders parties thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent and Lender and Wells Fargo Bank N.A. as Documentation Agent and Lender.  Terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

WHEREAS, the parties hereto wish to amend the Credit Agreement as set forth in this Amendment to extend the term thereof and to make certain other changes as of the Effective Date;

NOW THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1.           Amendments to Credit Agreement.

(a)           Revision of Certain Definitions

(i)           Section 1.01 of the Credit Agreement is revised as follows:

(1)           The definition of "EBITDA" as set forth in Section 1.01, is revised so that it shall read as follows:

           "'EBITDA' means, for any period in issue, the sum of, without duplication, income before income taxes plus Consolidated Interest Expense, depreciation, amortization of tangible or intangible assets, plus (x) any non-cash charges relating to the impairment of goodwill and non-cash expenses in connection with stock-based compensation, extraordinary gains (or losses) and any gains (or losses) from the sale or disposition of assets other than in the ordinary course of business and (y) such other non-cash charges as the Required Lenders may consent to in writing; all on a consolidated basis for the Company and its Subsidiaries and all calculated in accordance with GAAP."

(2)           The definition of "Maturity Date", as set forth in Section 1.01, is revised so that it shall read as follows:

"'Maturity Date' means January 1, 2016."

(3)           The definition of "Minimum Debt Service Ratio", as set forth in Section 1.01 of the Credit Agreement, is revised so that it shall read as follows:

"'Minimum Debt Service Ratio' means (i) EBITDA less (A) Capital Expenditures made, and (B) Restricted Payments (but excluding Restricted Payments made in the form of dividends and stock buybacks, but only to the extent these Restricted Payments do not exceed the aggregate sum of $55,000,000 calculated beginning from December 15, 2010 until the Maturity Date), divided by (ii) the current portion of Consolidated Indebtedness (as determined as of the last day of the period in issue) plus the Consolidated Interest Expense for the period in issue, each as determined on a Pro Forma Basis."

(4)           The definition of "Permitted Loans and Investments", as set forth in Section 1.01 of the Credit Agreement, is revised so that it shall read as follows:

           "'Permitted Loans and Investments' means (i) subject to Section 6.04(f) hereof, investments, loans and advances by any Credit Party and any of its Subsidiaries in and to Wholly-Owned Subsidiaries; (ii) subject to compliance with Section 6.11(a) hereof, capital stock of the Company; (iii) investments in commercial paper and loan participations maturing within 270 days from the date of acquisition thereof having, at such date of acquisition, a rating of A-1 or P-1 or better from Standard & Poor's Corporation, Moody's Investors Service, Inc. or by another nationally recognized credit rating agency; (iv) direct obligations of, or obligations the principal of or interest on which are unconditionally guaranteed by the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) (or by any other foreign government of equal or better credit quality), in each case maturing within one year from the date of acquisition thereof; (v) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank which is (x) on the Federal Reserve Board's list of the top 50 bank holding companies (or is a subsidiary thereof) or (y) to the extent not within (x), Citizens Bank (Michigan); (vi) fully collateralized repurchase agreements, having terms of less than 90 days, for government obligations of the type specified in (iv) above with a commercial bank or trust company meeting the requirements of (v) above; and (vii) investments in addition to those permitted by clauses (i) through (vi) including acquisitions of the assets or stock or other securities of any Person, provided, however, that (x) the amount paid for any acquisition of the assets or stock or other securities of any one Person and its affiliates and subsidiary shall not exceed $30,000,000 (determined, with respect to the aggregate amount paid for such acquisition, including estimated earn out payments, determined in accordance with GAAP), (y) any such acquisition which shall be in an amount of $20,000,000 or greater (determined, with respect to the aggregate amount paid for such acquisition, including estimated earn out payments, determined in accordance with GAAP) shall require the submission by the Borrowers, as a further condition of its being a part of the Permitted Loans and Investments, to the Administrative Agent of a pro forma compliance certificate not less than fourteen days prior to the closing thereof), and (z) the aggregate amount paid for any such acquisitions from all Persons on or after December 15, 2010 shall not exceed $150,000,000 in the aggregate (determined, with respect to the aggregate amount paid for such acquisitions, including estimated earn out payments, determined in accordance with GAAP) without having received the consent of the Agent, and any acquisitions not satisfying this proviso all or in part shall be deemed in their entirety not to be Permitted Loans and Investments."

(b)           Elimination or Revision of Certain Financial Covenants.

(i)           Prudential Shelf Agreement (Indebtedness).  Section 6.04(b) of the Credit Agreement is revised by substituting therein "$150,000,000"in lieu of "$125,000,000".

(ii)           Elimination of Consolidated Tangible Net Worth Requirement. The current provision in Section 6.11(a) of the Credit Agreement is deleted and in lieu thereof the phrase "[Intentionally Omitted]" is substituted in Section 6.11(a).

(iii)           Revision of Maximum Leverage Ratio Limitation.  Section 6.11(b) of the Credit Agreement is revised so that it shall read as follows:

           "(b)           The Company and its Subsidiaries, on a consolidated basis, shall maintain a Maximum Leverage Ratio of not more than 2.50:1.00 at the conclusion of each consecutive twelve month period ending on the last day of each fiscal quarter ending on or after October 31, 2010."

(c)           Revision of Notice Provision.  Section 9.01(d) of the Credit Agreement is revised so that it shall read as follows:

           "(d)           if to the Documentation Agent, to Wells Fargo Bank, N.A., 50 Main Street, 5th Floor, White Plains, NY 10606, Attention of Annette Herber (Telecopy No. 914-681-8755), and"

(d)           Interest Rate General Margins.  Schedule 1.01-1 to the Credit Agreement is revised, effective as of the date of this Amendment with respect to both Borrowings existing on such date and Borrowings made thereafter, so that it shall read as follows:

"SCHEDULE 1.01-1
General Margins

CB Floating Rate Loans:	Eurodollar Loans:
1. If on the date of Borrowing, conversion or the first day of a new Interest Period for a CB Floating Rate Loan:	2. If on the date of Borrowing, conversion or the first day of a new Interest Period for a Eurodollar Loan:
(i) the Maximum Leverage Ratio exceeds 2.00 to 1 the General Margin shall be 0.00%;	(i) the Maximum Leverage Ratio exceeds 2.00 to 1, the General Margin shall be 2.50%;
(ii) the Maximum Leverage Ratio exceeds 1.50 to 1 but does not exceed 2.00 to 1, the General Margin shall be minus 0.25%;	(ii) the Maximum Leverage Ratio exceeds 1.50 to 1 but does not exceed 2.00 to 1, the General Margin shall be 2.25%;
(iii) the Maximum Leverage Ratio exceeds 1.25 to 1 but does not exceed 1.50 to 1, the General Margin shall be minus 0.50%; or	(iii) the Maximum Leverage Ratio exceeds 1.25 to 1 but does not exceed 1.50 to 1, the General Margin shall be 2.00%; or
(iv) the Maximum Leverage Ratio does not exceed 1.25 to 1, the General Margin shall be minus 0.75%.	(iv) the Maximum Leverage Ratio does not exceed 1.25 to 1, the General Margin shall be 1.75%."

(e)           List of Subsidiary Guarantors.  Schedule 1.01-2 to the Credit Agreement is revised so that it shall read as follows:

Name of Subsidiary Guarantor	State of Organization
1. Kinro Holding, Inc.	New York
2. Kinro Manufacturing, Inc.	Delaware
3. Lippert Holding, Inc.	New York
4. Lippert Tire & Axle Holding, Inc.	New York
5. Lippert Components Manufacturing, Inc.	Delaware
6. Kinro Texas Limited Partnership	Texas
7. Lippert Tire & Axle Texas Limited Partnership	Texas
8. Kinro Tennessee Limited Partnership	Tennessee
9. BBD Realty Texas Limited Partnership	Texas
10. Coil Clip, Inc.	Delaware
11. LD Realty, Inc.	Delaware
12. Zieman Manufacturing Company	California
13. Lippert Tire & Axle, Inc.	Delaware
14. Lippert Components Texas Limited Partnership	Texas
15. LTM Manufacturing LLC	Kansas
16. Trailair, Inc.	Missouri
17. KM Realty, LLC	Indiana
18. KM Realty II, LLC	Indiana

2.           Borrowers' Representations and Warranties.  Each Borrower represents, warrants to, and agrees with the Lenders that:

(a)           Its execution and delivery of this Amendment and its performance hereof (i) is within its corporate powers, (ii) has been duly authorized by all necessary corporate, or other action, and (iii) does not contravene any law, rule or regulation applicable to it or violate or create a default under its organizational documents or any contractual provision binding on it or affecting it or any of its property;

(b)           This Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(c)           There is no Default or Event of Default nor would there by any Default or Event of Default after giving effect to this Amendment;

(d)           The Credit Agreement as hereby amended shall continue in full force and effect; and

(e)           The Borrowers have obtained any necessary consent to this Amendment under the Prudential Shelf Agreement.

(f)           The following is a complete list of the Persons that have become Subsidiaries of the Company since the date of the Credit Agreement, each of which is becoming an additional Credit Party and the equity interests in which are being pledged to the Collateral Agreement), all pursuant to the appropriate documentation, as of the date hereof: KM Realty, LLC and KM Realty II, LLC, each an Indiana limited liability company.

3.           Credit Party Ratification.  Each Credit Party hereby agrees that each Loan Document to which it is a party, in each case as its obligations thereunder may be affected by this Amendment, is hereby ratified and confirmed and shall continue in full force and effect.

4.           Further Assurances.  Each Credit Party hereby further agrees to execute and deliver to the Administrative Agent such additional documentation and take such further actions as the Administrative Agent shall require further to effectuate the intent of this Amendment.

5.           Entire Agreement; No Waiver.  This Amendment sets forth the entire agreement of the parties with respect to the subject hereof and shall not be deemed to be a waiver of any Default or Event of Default.

6.           Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York in effect from time to time applicable to contracts made and to be performed wholly within such State, without regard to any choice or conflict of laws rules.

7.           Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

8.           Effective Date.  Except as otherwise set forth herein, this Amendment shall be effective as of December 15, 2010 upon execution and delivery of a counterpart hereof by each Credit Party and by all of the Lenders and the Administrative Agent and upon receipt by the Administrative Agent of any fees due in respect of this Amendment.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto, each by its duly authorized officer, have executed this Amendment as of the date and year first set forth above.

KINRO, INC.

By:	/s/
Name
Title

LIPPERT COMPONENTS, INC.

By:	/s/
Name
Title

DREW INDUSTRIES INCORPORATED

By:	/s/
Name
Title

LIPPERT TIRE & AXLE, INC.

By:	/s/
Name
Title

KINRO HOLDING, INC.

By:	/s/
Name
Title

LIPPERT TIRE & AXLE HOLDING, INC.

By:	/s/
Name
Title

LIPPERT HOLDING, INC.

By:	/s/
Name
Title

KINRO MANUFACTURING, INC.

By:	/s/
Name
Title

LIPPERT COMPONENTS MANUFACTURING, INC.

By:	/s/
Name
Title

COIL CLIP, INC.

By:	/s/
Name
Title

ZIEMAN MANUFACTURING COMPANY

By:	/s/
Name
Title

KINRO TENNESSEE LIMITED PARTNERSHIP By: Kinro Manufacturing Inc., its general partner

By:	/s/
Name
Title

LIPPERT TIRE & AXLE TEXAS LIMITED PARTNERSHIP By: Lippert Components Manufacturing, Inc., its general partner

By:	/s/
Name
Title

KINRO TEXAS LIMITED PARTNERSHIP By: Kinro Manufacturing, Inc., its general partner

By:	/s/
Name
Title

BBD REALTY TEXAS LIMITED PARTNERSHIP By: Kinro Manufacturing, Inc. its general partner

By:	/s/
Name
Title

LIPPERT COMPONENTS TEXAS LIMITED PARTNERSHIP By: Lippert Components Manufacturing, Inc., as general partner

By:	/s/
Name
Title

LD REALTY, INC.

By:	/s/
Name
Title

LTM MANUFACTURING, L.L.C.

By:	/s/
Name
Title

TRAILAIR, INC.

By:	/s/
Name
Title

KM REALTY, LLC, an Indiana limited liability company,

By:	/s/
Name
Title

KM REALTY II, LLC, an Indiana limited liability company

By:	/s/
Name
Title

JPMORGAN CHASE BANK, N.A., in its capacity as Lender and Administrative Agent

By:	/s/
Name
Title

WELLS FARGO BANK, N.A., in its capacity as Documentation Agent and Lender

By:	/s/
Name
Title